Exhibit 10.1

Upon recordation, return to:	Authorization I.D. # AAA-7182 Investment I.D. # 000453201 90 Hudson Street

Logan Grady LLC

1233 Silas Deane Hwy

Wethersfield, CT 06109

Omnibus Amendment to Loan Documents

Date:	July 14, 2011

Location of Property:	90 Hudson Street
Jersey City, New Jersey 07302
Block 6, Lot 15

OMNIBUS AMENDMENT TO LOAN DOCUMENTS

THIS OMNIBUS AMENDMENT TO LOAN DOCUMENTS (this “Agreement”) is made and entered into as of July 14, 2011 by and between RT 90 HUDSON, LLC, a Delaware limited liability company, having its principal place of business at c/o CB Richard Ellis Realty Trust, 47 Hulfish Street, Suite 210, Princeton, New Jersey 08542, Attention: Jack A. Cuneo (“Borrower”) and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having an address at 730 Third Avenue, New York, New York 10017 (together with its successors and assigns, “Lender”).

Recitals

All capitalized terms not defined herein are defined on the attached and incorporated Exhibit A.

A.    Lender made a loan to 90 Hudson Street, L.L.C. (“Original Borrower”) in the initial principal amount of Seventy Million and NO/100 Dollars ($70,000,000.00).

B.    Lender and Original Borrower subsequently modified said loan by, inter alia, increasing the principal amount thereof to One Hundred Twenty-Two Million Five Hundred Thousand and NO/100 Dollars ($122,500,000.00) (such loan, as modified, the “Existing Loan”).

C.    Original Borrower subsequently transferred the Property (as defined below) to Borrower and in connection therewith Borrower assumed the Existing Loan in accordance with, inter alia, the terms of that certain Loan Assumption and Modification Agreement dated as of April 11, 2011 (the “LAMA”), by and among, inter alia, Borrower, Original Borrower and Lender, recorded in the Register of Deeds of Hudson County, New Jersey (the “Recorder’s Office”) in Book 660, at Page 391.

D.    The Existing Loan is evidenced and secured by, inter alia, (i) that certain Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated January 14, 2000, granted by Original Borrower to Lender, recorded in the Recorder’s Office in Book 7331 at Page 79, as modified by that certain Spreader and First Amendment to Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing Statement, dated as of April 7, 2006 by and between Original Borrower and Lender, recorded in the Recorder’s Office in Book 571 at Page 13, as further modified by the LAMA (as modified, the “Existing Mortgage”), granting Lender a security interest in , inter alia, certain property and the improvements located thereon as more particularly described on Exhibit B attached hereto and commonly known as 90 Hudson Street, Jersey City, New Jersey (such property, the “Property”) and (ii) the other Existing Loan Documents (as defined on Exhibit A attached hereto). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Existing Mortgage.

E.    Borrower leases the Property to its affiliate RT 90 Hudson Urban Renewal, LLC (“Tenant”) pursuant to the terms of a certain lease (the “Urban Renewal Lease”) by and between Borrower and Tenant, and Tenant subleases the Property back to Borrower pursuant to the terms of a certain sublease by and between Tenant and Borrower.

F.    Borrower and Lender have agreed to modify the Existing Loan and the Existing Loan Documents in accordance with the terms of this Agreement and that certain Amended and Restated Promissory Note dated as of the date hereof (the “Note” and together with this Agreement and the Existing Loan Documents (as modified hereby), each a “Loan Document” and collectively, the “Loan Documents”), which terms provide, inter alia, for (i) the extension of the term of the Existing Loan from May 1, 2016 to May 1, 2019, (ii) the reduction of the outstanding principal balance of the Loan to an amount equal to $108,500,000.00 (which reduction shall take place in connection with a prepayment of a portion of the outstanding principal balance of the Existing Loan together with interest accrued thereon through the date hereof, such prepayment, the “Prepayment”) and (iii) the reamortization of the Loan (as defined in the following sentence). The Existing Loan as amended hereby and by the terms of the Note, shall hereafter be referred to as the Loan.

Statement of Agreement

In consideration of the mutual covenants and agreements set forth herein, the parties hereto hereby agree as follows:

1.    Representations, Warranties, and Covenants of Borrower.

(a)    Borrower is a limited liability company duly organized and validly existing under the laws of the State of Delaware, and is qualified to do business in the State of New Jersey. Borrower’s registered office is as set forth in its Certificate of Formation or most recent amendment thereto.

(b)    Borrower has the requisite power and authority under its organizational documents to execute and deliver this Agreement and the Note, to perform its obligations under this Agreement, the Note and the other Loan Documents and to consummate the transactions contemplated hereby and Borrower has taken any and all necessary action to authorize the execution and delivery of this Agreement and the Note, the performance of Borrower’s obligations under this Agreement and the consummation of the transactions contemplated herein and Borrower is otherwise in compliance with all applicable laws and regulations.

(c)    This Agreement, the Note and the other Loan Documents constitute legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally or general principles of equity. Neither the entry into nor the performance of and compliance with this Agreement, the Note or any of the Loan Documents has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Borrower or any property of Borrower is bound or any statute, rule or regulation applicable to Borrower.

(d)    Neither the execution of this Agreement nor the Note has resulted or will result in any violation of, or a conflict with or a default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Borrower or any property of Borrower is bound or any statute, rule or regulation applicable to Borrower.

(e)    There is no action, proceeding or investigation pending or, to the best of Borrower’s knowledge, threatened, which questions, directly or indirectly, the validity or enforceability of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto, or which might result in any material adverse change in the condition (financial or otherwise) or business of Borrower.

(f)    There has been no legislative action, regulatory change, revocation of license or right to do business, fire, explosion, flood, drought, windstorm, earthquake, accident, other casualty or act of God, labor trouble, riot, civil commotion, condemnation or other action or event which has had any material adverse effect on the business or condition (financial or otherwise) of Borrower or the Property, whether insured against or not, since Borrower submitted to Lender its request to modify the Existing Loan in accordance with the terms hereof.

(g)    The financial statements and other data and information supplied by Borrower in connection with Borrower’s request to so modify the Existing Loan or otherwise supplied by Borrower in contemplation of such modification (including, without limitation, all information so supplied regarding the Property, Borrower and CBRE Operating Partnership, L.P. (“Indemnitor”) were in all material respects true and correct as of the dates specified therein, and since such dates no Material Adverse Change has occurred. As used herein a “Material Adverse Change” shall mean the occurrence of one or more events, conditions or circumstances that in and of itself and/or in conjunction with any other events, conditions or circumstances results in a material adverse effect on (i) the use, value or condition of the Property, or (ii) the legal or financial status or business operations of Borrower or Indemnitor.

(h)    There is not any pending or, to the best of Borrower’s knowledge, threatened in writing, litigation or proceedings which might impair to a material extent the business or financial condition of Borrower or Indemnitor.

(i)    To the best of Borrower’s knowledge, there exists no default under the Financial Agreement.

(j)    To the best of Borrower’s knowledge, neither Borrower nor Affiliates are in violation of any Laws relating to terrorism, acts of war or money laundering (any and all of such Laws, collectively, the “Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”), and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”). As used in the clause (j) and in clauses (k) and (l) below references to the word “Affiliates” shall mean any person or entity that controls, is under common control with, or is controlled by Borrower (with the term “control” (1) meaning the power to direct or cause the direction of the management and policies of the applicable entity through ownership of voting securities or other beneficial interests, or by contract or otherwise, and (2) being deemed to include any person or entity that is a general partner, managing member, manager or executive officer of the applicable entity and/or a direct or indirect holder of a ten percent (10%) or greater ownership interest in Borrower, Indemnitor or any other applicable entity).

(k)    None of Borrower or its Affiliates is or will be a “Prohibited Person” which is defined as follows:

(i)	a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii)	a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii)

a person or entity with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including, without limitation, the Executive Order and the Patriot Act;

(iv)	a person or entity who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)

a person or entity that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; and/or

(vi)	a person or entity who is affiliated with a person or entity listed above;

provided that the representations and warranties set forth in this clause (k) do not apply to the holders of any common shares of beneficial interests sold in a public offering of CB Richard Ellis Realty Trust, and with respect to such holders Borrower hereby represents and warrants to Lender that in conducting its business (including, without limitation, the offering and sale of shares therein) CB Richard Ellis Realty Trust complies with all applicable laws and regulations relating to foreign and domestic terrorism and/or money laundering.

(l)    None of Borrower or its Affiliates will knowingly (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving or any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, otherwise engage in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate any of the prohibitions set forth in the Executive Order or the Patriot Act.

(m)    Borrower covenants and agrees to deliver to Lender any certification or other evidence reasonably requested from time to time by Lender in its reasonable discretion, confirming Borrower’s compliance with all Anti-Terrorism Laws. Borrower further agrees that the representations and warranties set forth in clauses (j), (k) and (l) above shall be deemed repeated and reaffirmed by Borrower on each date that Borrower makes a payment to Lender under the Loan Documents or receives any payment from Lender.

(n)    No Event of Default or condition or circumstance that with the giving of notice or passage of time (or both) would constitute an Event of Default exists under the Loan Documents.

(o)    Borrower is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, and the related Treasury Regulations (the “Code” ) that is subject to Section 4975 of the Code, and the assets of Borrower do not constitute “plan assets” or one or more of such plans for purposes of Title I of ERISA or Section 4975 of the Code.

(p)    Borrower is not a “government plan” within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not subject to any laws regulating investments of and fiduciary obligations with respect to governmental plans.

No representation, warranty or covenant of Borrower made in this Agreement contains any untrue statement of material fact or omits to state a material fact necessary in order to make such representations and warranties not misleading in light of the circumstances under which they are made.

Borrower understands and intends that Lender shall rely on the representations, warranties and covenants contained herein.

3.    Acknowledgment of Indebtedness and Loan Status. The parties acknowledge and agree that, as of the date of this Agreement (and after giving effect to the Prepayment made in connection with the execution of this Agreement), (i) the principal balance of the Note is $108,500,000.00, (ii) Borrower is making a payment of interest only on the date hereof in the amount set forth in the Note and (iii) the next installment of principal and interest is due on September 1, 2011 in the amount set forth in the Note. Borrower acknowledges and agrees that the Loan, as modified hereby and by the Note is a valid and existing indebtedness payable by Borrower to Lender.

4.    Modifications of the Loan Documents. The Existing Loan Documents are hereby modified as follows:

(a)    Any and all references to the “Loan” as set forth in any of the Existing Loan Documents shall hereafter refer to that certain mortgage loan evidenced by the Note (as such Note is defined in Section 4(c) of this Agreement).

(b)    Any and all references to the “Loan Documents” or a particular Loan Document as set forth in any of the Existing Loan Documents shall mean, other than in the instance of the Note, the applicable Loan Document, as modified hereby, and in the instance of the Note, shall mean the “Note” as defined in Section 4(d) of this Agreement.

(c)    Any and all references to the “Maturity Date” as set forth in any of the Existing Loan Documents shall hereafter refer to May 1, 2019. Without limiting the foregoing, the reference to “May 1, 2016” as set forth in Recital B to the Existing Mortgage and the Existing Assignment is hereby deleted in its entirety and the following is substituted in lieu thereof: “May 1, 2019”.

(d)    Any and all references to the “Note” as set forth in any of the Existing Loan Documents is hereby modified to refer to that certain Amended and Restated Promissory Note dated as of July 14, 2011, executed by RT 90 Hudson, LLC in favor of Teachers Insurance and Annuity Association of America evidencing a mortgage loan in the principal amount of $108,500,000.00.

(e)    Any and all references to the “Principal” as set forth in the Existing Mortgage and the Existing Assignment shall hereafter refer to “the principal amount of One Hundred Eight Million Five Hundred Thousand and No/100 Dollars ($108,500,000.00) evidenced by the Note (or so much thereof as is outstanding from time to time under the terms of the Note)”.

(f)    The references to “the” or “a” “Real Estate Tax and Rollover Reserve Escrow and Security Agreement dated the date of this Mortgage among Borrower, Lender and the Accumulations Depository” in Section 6.2(e) and Section 6.4 of the Existing Mortgage shall hereafter refer to the Existing Reserve Agreement as modified by this Agreement.

(g)    The reference to “Poole Financial Services, LLC” as set forth in Section 7.5(f) of the Existing Mortgage is hereby deleted in its entirety and the following is substituted in lieu thereof: “Northmarq Capital, LLC”.

(h)    The reference to “12.25%” set forth in the definition of “Default Interest Rate” in Exhibit B to the Existing Mortgage is hereby deleted in its entirety and the following is substituted in lieu thereof: “10.66%”.

(i)    The reference to “7.25%” set forth in the definition of “Fixed Interest Rate” in Exhibit B to the Existing Mortgage is hereby deleted in its entirety and the following is substituted in lieu thereof: “5.66%”.

5.    Conditions Precedent. This Agreement shall be of no force and effect until each of the following conditions has been met to the reasonable satisfaction of Lender:

(a)    Prepayment of Existing Loan. Borrower shall have made the Prepayment.

(b)    Satisfaction of Conditions set forth in the Application. All other conditions precedent to the closing of the transaction evidenced hereby as set forth in the Application and/or otherwise required by Lender shall have been satisfied.

6.    Incorporation of Recitals. Each of the Recitals set forth above in this Agreement are incorporated herein and made a part hereof.

7.    Property Remains as Security for Lender. All of the Property as described and defined in the Mortgage, as amended hereby, shall remain in all respects subject to the lien, charge or encumbrance of the Mortgage, and, except as expressly set forth herein, nothing herein contained and nothing done pursuant hereto shall affect or be construed to release or affect the liability of any party or parties who may now or hereafter be liable under or on account of the Note or the Mortgage, or any of the Loan Documents, nor shall anything herein contained or done in pursuance hereof affect or be construed to affect any other security for the Note, if any, held by Lender.

8    No Waiver by Lender. Except as otherwise expressly provided herein, nothing contained herein shall be deemed a waiver of any of Lender’s rights or remedies under the Note or any of the other Loan Documents.

9.    Brokerage Fees. Borrower warrants and represents that it has not dealt with any broker or agent in connection with this Agreement except for CBRE Capital Markets. In the event any broker or agent (including CBRE Capital Markets) claims any compensation, commissions or charges in connection with the transactions contemplated herein, Borrower shall be solely responsible for the payment of the same and Borrower shall indemnify and hold Lender harmless from any cost, expense or liability (including cost of suit and reasonable attorneys’ fees) for any such compensation, commissions or charges.

10.    Relationship with Loan Documents. To the extent that this Agreement is inconsistent with the Loan Documents, this Agreement will control and the Loan Documents will be deemed to be amended hereby. Except as amended hereby or as set forth in the Note, the Existing Loan Documents shall remain unchanged and in full force and effect.

11.    Captions. The headings to the Sections of this Agreement have been inserted for convenience of reference only and shall in no way modify or restrict any provisions hereof or be used to construe any such provisions.

12.    Partial Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement.

13.    Entire Agreement. This Agreement and the documents contemplated to be executed herewith constitutes the entire agreement among the parties hereto with respect to the transactions contemplated herein and shall not be amended unless such amendment is in writing and executed by all of the parties hereto. This Agreement supersedes all prior negotiations regarding the subject matter hereof.

14.    Binding Effect. This Agreement and the documents contemplated to be executed in connection herewith shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that the foregoing provisions of this Section shall not be deemed to be a consent by Lender to any further sale, conveyance, assignment or transfer of the Property by Borrower.

15.    Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which will be an original, but any of which, taken together, will constitute one and the same Agreement.

16    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

17.    Effective Date. This Agreement shall be effective as of the date of its execution by the parties hereto and thereupon is incorporated into the terms of the Loan Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have executed this Agreement to be effective as of the date first aforesaid.

BORROWER:

RT 90 HUDSON, LLC, a Delaware limited liability company

By:	/s/ Philip L. Kianka
Name: Philip L. Kianka
Title: Vice President

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF SOMERSET	)

On the 11th day of July, 2011 before me, the undersigned, a notary in and for said state, personally appeared Philip L. Kianka , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/S/ Josephine Cocjin Loranzo
Notary Public

[Borrower’s Signature Page to Omnibus Amendment to Loan Documents]

LENDER:

TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA

By:	/s/ Matthew T. Murphy
Name: Matthew T. Murphy
Title: Director

STATE OF NORTH CAROLINA	)
	)	ss.:
COUNTY OF MECKLENBURG	)

On the 7th day of July, 2011 before me, the undersigned, a notary in and for said state, personally appeared above, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Lorraine M. Patterson
Notary Public

[Lender’s Signature Page to Omnibus Amendment to Loan Documents]

JOINDER OF TENANT

RT 90 Hudson Urban Renewal, LLC, a New Jersey limited liability company, hereby joins in the execution of this Agreement to confirm that its interest as the tenant under the Urban Renewal Lease is subject and subordinate to the lien of the Mortgage and that Lender may, at Lender’s election, terminate the Urban Renewal Lease upon any foreclosure or conveyance in lieu of foreclosure thereof.

Dated this 11th day of July, 2011

RT 90 HUDSON URBAN RENEWAL, LLC

By:	/s/ Philip L. Kianka
Name: Philip L. Kianka
Title: Vice President

STATE OF NEW JERSEY	)
	)	ss.:
COUNTY OF SOMERSET	)

On the 11th day of July, 2011 before me, the undersigned, a notary in and for said state, personally appeared Philip L. Kianka, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Josephine Cocjin Loranzo
Notary Public

[New Tenant’s Joinder to Omnibus Amendment to Loan Documents]

JOINDER OF NORTHMARQ CAPITAL, LLC

Northmarq Capital, LLC, a Minnesota limited liability company, formerly known as Northmarq Capital, Inc., hereby joins in the execution of this Agreement to acknowledge and agree to the modifications set forth herein as and to the extent the same relate to the Existing Reserve Agreement as amended by this Agreement.

Dated this 7th day of July, 2011

NORTHMARQ CAPITAL, LLC., a Minnesota limited liability company

By:	/s/ Michael J. Myers
Name: Michael J. Myers
Title: Executive Vice President

STATE OF MINNESOTA	)
	)	ss.:
COUNTY OF HENNEPIN	)

On the 7th day of July, 2011 before me, the undersigned, a notary in and for said state, personally appeared Michael Myers, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Brandon Michael Geis
Notary Public

[Northmarq’s Joinder to Omnibus Amendment to Loan Documents]

EXHIBIT A

Existing Loan Documents

(1)

Promissory Note dated April 7, 2006, payable by Original Borrower to Lender in the original principal amount of One Hundred Twenty-Two Million Five Hundred Thousand and NO/100 Dollars ($122,500,000.00), the obligations of Original Borrower thereunder having been assigned to Borrower as evidenced by the LAMA and that certain Allonge to Note dated as of April 11, 2011.

(2)	the Existing Mortgage.

(3)

Assignment of Leases and Rents, dated January 14, 2000, granted by Original Borrower to Lender, recorded in the Recorder’s Office in Book 7331 at Page 146, as amended by the LAMA (the “Existing Assignment”).

(4)

Guaranty of Recourse Obligations of Borrower dated as of April 7, 2006, executed by Hartz Mountain Industries, Inc. (“Original Indemnitor”) in favor of Lender, as amended by that certain Substitution of Indemnitor and Assumption of Obligations of Indemnitor dated as of the date hereof (the “Substitution of Indemnitor”) by and among Indemnitor, Borrower, Original Indemnitor and Lender.

(5)

Environmental Indemnity dated as of January 14, 2000, executed by Original Indemnitor in favor of Lender, as re-affirmed by that certain Affirmation of Environmental Indemnity dated as of April 7, 2006, executed by Original Indemnitor in favor of Lender, as amended by the Substitution of Indemnitor.

(6)

Real Estate Tax and Rollover Reserve Escrow and Security Agreement dated as of April 7, 2006 by and among Original Borrower, Lender and Northmarq Capital, Inc. (now known as Northmarq Capital, LLC), as amended by the LAMA (the “Existing Reserve Agreement”).

(7)	UCC-1 Financing Statement naming Borrower, as debtor, and Lender, as secured party, to be filed in the Recorder’s Office.

(8)	UCC-1 Financing Statement naming Borrower, as debtor, and Lender, as secured party, to be filed with the Delaware Secretary of State’s Office.

EXHIBIT B - Legal Description of Real Property

ALL THAT CERTAIN tract, parcel and lot of land, lying and being situate in the City of Jersey City, County of Hudson and State of New Jersey, being more particularly described as follows:

Tract I: (Deed Book 5312 Page 141)

COMMENCING at the intersection of the easterly ROW line of Greene Street and the Southerly ROW line of York Street and running along the Southerly ROW line of York Street South 81 degrees 47 minutes 01 seconds East a distance of 470.00 feet to a point of beginning; thence:

1. Along the southerly ROW line of York Street South 81 degrees 47 minutes 01 seconds East a distance of 250.00 feet to a point; thence

2. South 8 degrees 12 minutes 59 seconds West a distance of 200.42 feet to a point; thence

3. Along the northerly ROW line of the former Grand Street North 81 degrees 47 minutes 01 seconds West a distance of 250.00 feet to a point lying on the Easterly ROW line of the former Hudson Street; thence

4. Along the easterly ROW line of the former Hudson Street North 8 degrees 12 minutes 59 seconds East a distance of 200.42 feet to the point of BEGINNING.

Tract II (Deed Book 5948 Page 293):

Commencing and beginning at the intersection of the Easterly terminus of York Street and the Southerly line of York Street; thence

1. South 81 degrees 47 minutes 01 seconds East, a distance of 30.00 feet; thence

2. South 8 degrees 12 minutes 59 seconds West, a distance of 200.42 feet; thence

3. North 81 degrees 47 minutes 01 seconds West, a distance of 30.00 feet; thence

4. North 8 degrees 12 minutes 59 seconds East, a distance of 200.42 feet to the point of BEGINNING.

The above two tracts being jointly described as follows:

BEGINNING at the point of intersection of the Northerly line of Grand Street (80’ feet wide) and the Easterly line of Hudson Street (70’ wide) and running; thence

1. Along the said Easterly line of Hudson Street North 8 degrees 12 minutes 59 seconds East a distance of 200.42 feet to a point and corner, said corner being the intersection of the aforesaid Hudson Street with the Southerly line of York Street (60’ wide); thence

2. Along the aforesaid York Street, South 81 degrees 47 minutes 01 seconds East, a distance of 280.00 feet to a point and corner, said corner being the intersection of the aforesaid York Street with the Westerly Line of N//F Marginal Highway (Block 8 Lot 2); thence

3. Along the aforesaid marginal highway, South 8 degrees 12 minutes 59 seconds West, a distance of 200.42 feet to a point and corner, said corner being the intersection of the aforesaid marginal highway and the Northerly line of the first mentioned Grand Street; thence

3. Along the said Northerly line of Grand Street North 81 degrees 47 minutes 01 seconds West, a distance of 280.00 feet to the point and place of BEGINNING.

Being also known as: Lot 15, Block 6, on the Official Tax Map of the City of Jersey City, County of Hudson, State of New Jersey